COMPENSATION AND NOMINATION COMMITTEE CHARTER
(“Charter”)

Adopted as of May 6, 2021, by Board of Directors of Capstone Companies, Inc., a Florida corporation

Purpose and Mission. The purpose of the Compensation and Nomination Committee (the "Committee") of Capstone Companies, Inc., a Florida corporation, (the "Company"), is to: (1) for nomination of directors and officers:  determine the slate of director nominees for election to the Company's Board of Directors (the "Board"), to recommend candidates for appointment as officers of the Company, to identify and recommend director candidates to fill vacancies occurring between annual stockholder meetings, to review the Company's policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders, and any other related matters required by the federal securities laws; and (2) for compensation of management: to discharge the responsibilities of the Board relating to compensation of the Company's executives, to produce an annual report on executive compensation for inclusion in the Company's proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, including stock and incentive benefit plans and deferred compensation plans.

Members. The initial members of the Committee are Director Jeffrey Guzy and Jeffrey Postal for an initial two-year term.

The membership of the Committee shall consist of at least two directors, each of whom shall meet the independence requirements established by the Board and applicable laws, regulations, and listing requirements of The NASDAQ Capital Market. The Committee members and the Committee's Chairman shall be appointed by the Board. The Board may remove any member from the Committee at any time with or without cause.

Meetings. The Committee shall meet at least twice a year. Additional meetings may occur as the Committee or its Chairperson deems advisable. The Committee shall cause to be kept adequate minutes of all its proceedings and shall report on its actions and activities at the next meeting of the Board occurring after such Committee meeting. The Committee members shall be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Florida.

Duties. The Committee shall have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, any search firm used to identify director candidates, officer candidates or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice shall be considered privileged communications of the Company and the Committee shall take all necessary steps to preserve the privileged nature of those communications. The Committee may form and delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees or one or more designated Committee members, as the Committee deems appropriate in its sole discretion.  The Committee also has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee shall have the authority to form and delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees or to one or more designated members of the Committee, as the Committee may deem appropriate in its sole discretion.

The principal responsibilities and functions of the Committee are as follows:

A. Compensation Issues:

1- To review the competitiveness of the Company's executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company's business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company's stockholders;

2- To review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans;

3- To review and approve annually the corporate goals and objectives applicable to the compensation of the chief executive officer ("CEO"), evaluate at least annually the CEO's performance in light of these corporate goals and objectives, and determine and approve the CEO's compensation based on this evaluation. In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation ("Say on Pay Vote") required by Section 14A of the Exchange Act. The Chief Executive Officer cannot be present during deliberations or voting by the Committee concerning the CEO’s compensation. The CEO will be reviewed by the Chairman of the Governance and Nominating Committee acting as the Lead Independent Director. The results of the annual Chief Executive Officer evaluation will be considered in setting CEO salary and other compensation;

4-To oversee an evaluation of the performance of the Company's other executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for such executive officers. In evaluating and determining executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote;

5-To review and approve the compensation structure for corporate officers at the level of corporate vice president and above;

6-To review director compensation for service on the Board of Directors and its committees at least once a year and to recommend any changes to the Board of Directors;

7-To review and approve and, when appropriate, recommend to the Board of Directors for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend, and terminate such agreements, arrangements, or plans;

8-To review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

9-To review and discuss with the Board of Directors and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers;

10-To review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans, and where appropriate or required, recommend for approval by the stockholders of the Company, which includes the ability to adopt, amend, and terminate such plans. Except as otherwise delegated by the Board of Directors of the Company, the Committee will act on behalf of the Board of Directors as the "Committee" established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans. In reviewing and making recommendations regarding long-term incentive compensation plans and equity-based plans, including whether to adopt, amend, or terminate any such plans, the Committee shall consider the results of the most recent Say on Pay Vote;

11-To review periodic reports from management on matters relating to the Company's personnel appointments and practices;

12-To review and discuss with management the Company's Compensation Discussion and Analysis ("CD&A") and the related executive compensation information, recommend that the CD&A and related executive compensation information be included in the Company's Annual Report on Form 10-K and proxy statement, and produce an annual report of the Committee on executive compensation for the Company's annual proxy statement in compliance with applicable Securities and Exchange Commission or “SEC” rules and regulations and relevant listing authority. The Committee shall not be required to fulfill these responsibilities if the Company is not required to include the CD&A and Committee report in the Company's proxy statement or Annual Report on Form 10-K;

13-To review the Company's incentive compensation and arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;

14- To review and recommend to the Board of Directors for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on the frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company's proxy statement;

15-To review this Charter at least annually and recommend any proposed changes to the Board of Directors for approval;

16- To obtain or perform an annual evaluation of the Committee's performance of its duties under this Charter and present the results of the evaluation to the Board of Directors; and

17-To evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K.

B. For Nomination issues:

1-To assist the Board in determining the qualifications, qualities, skills, and other expertise required to be a director;

2-To assist in identifying, interviewing, and recruiting candidates for the Board, consistent with criteria approved by the Board. The Committee shall consider any director candidates recommended by the Company's stockholders pursuant to the procedures described in the Company's proxy statement. The Committee shall also consider any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules, and regulations, and the provisions of the Company's charter documents;

3-To review an incumbent, replacement, or additional director's qualifications, including capability, availability to serve, conflicts of interest, and other relevant factors;

4-To make annual recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to approval by the Board;

5-To make annual recommendations to the Board regarding the appointment to the committees of the Board (including this Committee), subject to approval by the Board;

6-To oversee the Company's corporate governance practices and procedures, including identifying best practices;

7-To review and recommend to the Board for approval any changes to the documents, policies, and procedures in the Company's corporate governance framework, including making recommendations about changes to the charters of other Board committees after consultation with the respective committee chairpersons;

8-To develop, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and to oversee the conduct of this annual evaluation in order to facilitate the directors' fulfillment of their responsibilities in a manner that serves the interests of the Company's stockholders;

9- To annually review the Board's committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairperson as needed;

10-If a vacancy on the Board and/or any Board committee occurs, to identify and make recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by stockholder election or appointment by the Board;

11-To review and discuss with management disclosure of the Company's corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence, and the director nomination process, and to recommend that this disclosure be, included in the Company's proxy statement or Annual Report on Form 10-K, as applicable;

12-To review and assess the adequacy of this Charter at least annually and recommend any proposed changes to the full Board for approval; and

13-To assist the Chairman of the Board if the Chairman is a non-management director, or otherwise the Chairman of the Committee acting as the Lead Independent Director, in leading the Board's annual review of the Chief Executive Officer's performance.

Adopted by the Board of Directors on May 6, 2021

SEEN AND APPROVED BY FOLLOWING MEMBERS ON MAY 6, 2021

SEEN AND ACCEPTED BY FOLLOWING AUDIT COMMITTEE MEMBERS AS OF May 6, 2021

By: _________________________________________
Jeffrey Postal

By: ________________________________________
Jeffrey Guy

APPROVED BY FOLLOWING DIRECTORS OF BOARD OF DIRECTORS ON DATE INDICATED:

By: ____________________________________________________________ Date: May 6, 2021
Stewart Wallach

By: ____________________________________________________________ Date: May 6, 2021
James McClinton

By: ____________________________________________________________ Date: May 6, 2021
Jeffrey Postal

By: ____________________________________________________________ Date: May 6, 2021
Larry Sloven

By: ____________________________________________________________ Date: May 6, 2021
Jeffrey Guzy